Exhibit 16(4)(c):  Single Premium Deferred Modified Guaranteed Annuity Group Master Contract (GA-MA-1100)

|||GOLDEN ||||AMERICAN |||||LIFE INSURANCE |||COMPANY	SINGLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY GROUP MASTER CONTRACT

Golden American is a stock company domiciled in Delaware. --------------------------------------------------------------------------------

Offices: 1475 Dunwoody Drive, West Chester, Pennsylvania 19380

CONTRACTHOLDER: Golden Investor Trust, Inc.

GROUP CONTRACT NUMBER: G000025-OE

ISSUED IN:

Delaware

CONTRACT ISSUE DATE: [January 1, 1996]

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In this Contract, we, our and us refer to Golden American Life Insurance Company.

In consideration of application for this Contract and the payment of premiums, we agree, subject to the terms and conditions of this Contract, to provide the benefits described on this and the following pages to the persons eligible, herein called "Annuitant(s).

If this Contract is in force, we will make income payments to the Certificate Owner starting on the Annuity Commencement Date shown in each Certificate. If the Certificate Owner or the Annuitant (if the Owner is other than a natural person) dies prior to the Annuity Commencement Date shown in each Certificate, we will pay a death benefit to the Beneficiary. The amounts of such benefits are subject to the terms of this Contract.

All death proceeds due under this Contract will be paid according to the Beneficiary designation and the provisions of this Contract. Payment of such death proceeds by us will completely discharge our liability with respect to the amounts so paid.

Signed for Golden American Life Insurance Company on the Contract Issue Date.

President: /s/Chris Schreier

Secretary: /s/Paula Cludray-Engelke

All payments and values may be subject to a Market Value Adjustment, the operation of which may cause such payments and values to increase or decrease.

--------------------------------------------------------------------------------SINGLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY GROUP MASTER CONTRACT - NO DIVIDENDS

Annuity Benefit payable at Annuity Commencement Date. Death Benefit payable in the event of the Certificate Owner's death prior to the Commencement Date. Cash Surrender Values are based on a Market Value Adjustment formula if the Certificate is held for a period less than the currently elected Guarantee Period. Cash Surrender Values may increase or decrease based on the Market Value Adjustment Formula. Equity Index premium allocation option.

GA-MA-1100

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TABLE OF CONTENTS

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

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

THE SCHEDULE		3	CERTIFICATE OWNER BENEFITS					13
The Separate Account				Cash Surrender Value Benefit
Surrender Charges				Partial Withdrawal Option
Income Plan Factors				Proceeds Payable to the Beneficiary
Premium Taxes
			CHOOSING AN INCOME PLAN					16
IMPORTANT TERMS		4		Annuity Benefits
Annuity Commencement Date Selection
INTRODUCTION TO THIS CONTRACT		6		Frequency Selection
Eligibility				The Annuity Options
The Certificate Owner				Payment When Named Person Dies
The Annuitant
The Beneficiary			OTHER IMPORTANT INFORMATION					18
Change of Certificate Owner or Beneficiary				Entire Contract
Sending Notice to Us
HOW WE MEASURE A CERTIFICATE'S		8		Reports to Certificate Owners
ACCUMULATION VALUE				Assignment - Using a Certificate as
Single Premium Payment				Collateral Security
Premium Payment Allocation				Changing this Contract
Transfers				Contract Changes - Applicable Tax Law
Guarantee Periods				Misstatement of Age or Sex
Certificate Accumulation Value				Non-Participating
Interest Division Accumulation Value				Contestability
Term Indexed Division Accumulation Value				Payments We May Defer
Annual Indexed Division Accumulation Value				Authority to Make Agreements
Market Value Adjustment				Required Note on Our Computations
MVA Index Rate				Facility of Payment
Conformity with Law
Records
Certificate Owner's Right to Examine the
Certificate



Copies of any additional Riders and Endorsements are at the
back of this Contract.

THE SCHEDULE

The Schedule gives specific facts about this Contract.
Please refer to the Schedule while reading this Contract.

GA-MA-1100	2

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THE SCHEDULE
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THE SEPARATE ACCOUNT

THE SEPARATE ACCOUNT (THE MVA SEPARATE ACCOUNT) IS A NON-UNITIZED SEPARATE
ACCOUNT ESTABLISHED BY US UNDER DELAWARE STATUTES, THAT HOLDS ASSETS FOR
GUARANTEED TERMS. THERE ARE NO DISCRETE UNITS FOR THIS ACCOUNT

Surrender Charges

A Surrender Charge is imposed if a Certificate is surrendered or an Excess
Partial Withdrawal is taken at any time other than during the 30-day period immediately prior to the Maturity Date of a Guarantee Period. The Surrender
Charge is calculated as a percentage of the Accumulation Value surrendered or withdrawn, adjusted by the Market Value Adjustment. Surrender Charges vary according to the duration of the Guarantee Period. The Surrender Charges are 8%
in the first Certificate Year and decrease by 1% per Certificate Year thereafter until the end of the Guarantee Period as shown in the following table.


Year in Guarantee Period	1	2	3	4	5	6	7	8	9+

  -------- ------- -------- -------- -------- -------- ------- -------- --------

%

8.0 7.0

6.0 5.0 4.0

3.0 2.0

1.0 0.0



Surrender Charges restart at the beginning of each Guarantee Period for the life of the Certificate. Surrender is permitted on or before the Annuity Commencement Date. Surrender Charges are not assessed if the Certificate is surrendered on the Annuity Commencement Date.

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PREMIUM TAXES

We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred.

We reserve the right to defer collection of Premium Taxes until surrender or until application of Accumulation Value to an Annuity Option. An Excess Partial Withdrawal will result in the deduction of any Premium Tax then due us on such amount. We reserve the right to change the amount deducted for Premium Tax charges on future Premium Payments to conform with changes in the law or if the Certificate Owner changes state of residence.

If the charge for Premium Taxes is incurred when premiums are received, we advance the amount of the charge to the Accumulation Value and deduct it in equal installments on each Certificate Processing Date. Currently, we will waive the deduction of the applicable installment on each Certificate Processing Date. However, we deduct the applicable unrecovered portion of the charge for Premium Taxes (not including installments which were waived) when determining the Cash Surrender Value payable if the Certificate is surrendered.

GA-MA-1100

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     THE SCHEDULE (continued) --------------------------------------------------------------------------------INCOME PLAN FACTORS

Values for other payment periods, ages or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied. The basis for determining such values is the Annuity 2000 Mortality Table at 3.0% interest. We may pay a higher rate at our discretion.

		Table for Income for a Fixed Period


Fixed Period	Monthly	Fixed Period	Monthly	Fixed Period	Monthly
of Years	Income	of Years	Income	of Years	Income

5	17.95	14	7.28	23	5.00
6	15.18	15	6.89	24	4.85
7	13.20	16	6.54	25	4.72
8	11.71	17	6.24	26	4.60
9	10.56	18	5.98	27	4.49
10	9.64	19	5.74	28	4.38
11	8.88	20	5.53	29	4.28
12	8.26	21	5.33	30	4.19
13	7.73	22	5.16



Table for Income for Life

	Male/Female	Male/Female	Male/Female
Age	10 Years Certain	20 Years Certain	Refund Certain

50	$4.06/3.83	$3.96/3.77	$3.93/3.75
55	4.43/4.14	4.25/4.05	4.25/4.03
60	4.90/4.56	4.57/4.37	4.66/4.40
65	5.51/5.10	4.90/4.73	5.12/4.83
70	6.26/5.81	5.18/5.07	5.76/5.42
75	7.11/6.70	5.38/5.33	6.58/6.19
80	7.99/7.70	5.48/5.46	7.69/7.21
85	8.72/8.59	5.52/5.51	8.72/8.59
90	9.23/9.18	5.53/5.53	10.63/10.53



GA-MA-1100	3(Cont'd)

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IMPORTANT TERMS
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ACCUMULATION VALUE - The amount that a Certificate provides for investment at any time. Initially, this amount is equal to the premium paid.

ANNUAL INDEXED DIVISION - An investment option available in the Separate Account.

ANNUITANT - The person designated by a Certificate Owner to be the measuring life in determining Annuity Payments.

ANNUITY COMMENCEMENT DATE - For each Certificate, the date on which Annuity Payments begin.

ANNUITY OPTIONS - Options the Certificate Owner selects that determine the form and amount of Annuity Payments.

ANNUITY PAYMENT - The periodic payment a Certificate Owner receives.

ATTAINED AGE - The age of a Certificate Owner, or that of the Annuitant, on the Certificate Issue Date plus the number of full years elapsed since the Certificate Date.

BENEFICIARY - The person designated to receive benefits in the case of the death of a Certificate Owner.

BUSINESS DAY - Any day the New York Stock Exchange is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE - The amount a Certificate Owner receives upon surrender of the Certificate.

CERTIFICATE - A summary of the provisions of, and benefits provided by, this Contract,

CERTIFICATE ANNIVERSARY - The anniversary of the Certificate Date.

CERTIFICATE DATE - The date we receive the initial premium and upon which we begin determining the Certificate values. It may not be the same as the Certificate Issue Date. This date is used to determine Certificate months, years and anniversaries.

CERTIFICATE ISSUE DATE - The date a Certificate is issued at our Customer Service Center.

CERTIFICATE OWNER - The person who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the Death Benefit.

CERTIFICATE YEAR - The period between Certificate Anniversaries.

CONTINGENT ANNUITANT - The person designated by a Certificate Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ISSUE DATE - The date this group Contract is issued at our Customer Service Center.

CONTRACTHOLDER - The entity to whom this Contract is issued.

GROSS WITHDRAWAL - The total amount of Accumulation Value withdrawn.

GUARANTEE PERIOD - A period for which a Certificate's return is determined by a declared interest rate (for values in the Interest Division) and the greater of a Minimum Guaranteed Value or changes to the S&P 500 Index during the period (for values in the Term and Annual Indexed Divisions).

GA-MA-1100

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     IMPORTANT TERMS (continued) --------------------------------------------------------------------------------

INITIAL PREMIUM - The payment amount required to put a Certificate in effect.

INTEREST DIVISION - An investment option available in the Separate Account.

ISSUE AGE - The age of a Certificate Owner, or that of the Annuitant, on the last birthday on or before the Certificate Date.

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MARKET VALUE ADJUSTMENT - A positive or negative adjustment. It may apply if all or part of the Accumulation Value is withdrawn or applied to an Annuity Option at any time other than during the 30-day period immediately prior to the end of a Guarantee Period.

MATURITY DATE - The date on which a Guarantee Period ends. The Maturity Date is the last day of the last Certificate Year in the Guarantee Period.

NET WITHDRAWAL - The Gross Withdrawal amount, adjusted by any Market Value Adjustment minus any Surrender Charges.

RIDERS - Riders add provisions or change the terms of this Contract or a Certificate.

TERM INDEXED DIVISION - An investment option available in the Separate Account.

GA-MA-1100

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     INTRODUCTION TO THIS CONTRACT --------------------------------------------------------------------------------

ELIGIBILITY

Eligible persons as stated in the application for this Contract and who have enrolled and for whom the Initial Premium has been paid are eligible to receive the benefits under this Contract.

THE CERTIFICATE OWNER

The Certificate Owner is also the Annuitant unless another Annuitant has been named and is shown in the Certificate. The Certificate Owner has the rights and options described in this Contract, including but not limited to the right to receive the Annuity Benefits on the Annuity Commencement Date.

One or more people may own a Certificate. In the case of a sole Certificate Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit then due. If the sole Certificate Owner is not an individual, we will treat the Annuitant as the Certificate Owner for the purpose of determining when the Certificate Owner dies under the Death Benefit provision (if there is no Contingent Annuitant). The estate of a sole Certificate Owner will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Certificate Owner. In the case of a Joint Certificate Owner dying prior to the Annuity Commencement Date, the surviving Certificate Owner(s) will be deemed to be the Beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies).

THE ANNUITANT

The Annuitant is the measuring life of the Annuity Benefits provided under a Certificate. A Certificate Owner may name a Contingent Annuitant. The Annuitant may not be changed during the Annuitant's lifetime.

If the Annuitant dies before the Annuity Commencement Date, the Contingent Annuitant becomes the Annuitant. The Certificate Owner will be the Contingent Annuitant unless the Certificate Owner names someone else. The Annuitant must be a natural person. If the Annuitant dies and no Contingent Annuitant has been named, we will allow the Certificate Owner sixty days to designate someone else as the Annuitant. If all Owners of a Certificate are not individuals and, through the operation of this provision, a Certificate Owner becomes Annuitant, we will pay the Death Benefit to the Beneficiary. If there are Joint Certificate Owners, we will treat the youngest of the Certificate Owners as the Contingent Annuitant designated, unless we are notified otherwise.

THE BENEFICIARY

The Beneficiary is the person to whom we pay the Death Benefit if a Certificate Owner dies prior to the Annuity Commencement Date. See "Proceeds Payable to the Beneficiary" for more information. We pay Death Benefits to the primary Beneficiary (unless there are Joint Certificate Owners in which case the Death Benefit is payable to the surviving Certificate Owner). If the primary

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Beneficiary dies before the Certificate Owner, the Death Benefit is paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the Death Benefit to the Certificate Owner's estate.

Unless otherwise provided, the Death Benefit will be paid as though the Beneficiary died before the Certificate Owner if:

(1)	The Beneficiary dies at the same time as the Certificate Owner; or
(2)	The Beneficiary dies within 24 hours of the Certificate Owner's death.

GA-MA-1100

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     INTRODUCTION TO THIS CONTRACT (continued) --------------------------------------------------------------------------------

THE BENEFICIARY (CONT'D)

One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, we will assume any Death Benefit is to be paid in equal shares to the surviving Beneficiaries. A Certificate Owner may specify other than equal shares.

A Certificate Owner has the right to change Beneficiaries, unless the primary Beneficiary is designated as irrevocable. When an irrevocable Beneficiary has been designated, the Certificate Owner and the irrevocable Beneficiary may have to act together to exercise the rights and options under a Certificate.

CHANGE OF CERTIFICATE OWNER OR BENEFICIARY

During the Certificate Owner's lifetime and while the Certificate is in effect, the Certificate Owner may transfer ownership of the Certificate or change the Beneficiary. To make any of these changes, we require written notice of the change in a form satisfactory to us. If there are Joint Certificate Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. See "Proceeds Payable to Beneficiary."

GA-MA-1100

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     HOW WE MEASURE A CERTIFICATE'S ACCUMULATION VALUE --------------------------------------------------------------------------------

SINGLE PREMIUM PAYMENT

This is a single premium annuity. However, a Certificate's single premium may be paid in one lump sum or in installments during the first Certificate Year. Any such planned installments must be identified at the time the Certificate is issued and be received by us at our Customer Service Center within 60 days after the Certificate Date. There is no penalty if a planned installment is not paid.

PREMIUM PAYMENT ALLOCATION

Premium will be allocated among the Divisions of the Separate Account as elected by the Certificate Owner. Any premium installments will be allocated in the same manner, unless the Certificate Owner specifies otherwise.

Where to Make Payments Premium Payments are to be remitted to our Customer Service Center. On request, a receipt signed by our treasurer will be provided.

TRANSFERS

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A Certificate Owner may transfer Accumulation Value between Divisions of the Separate Account only during the 30 day period immediately prior to the expiry of a Guarantee Period. Such transfers will occur on the Maturity Date of the ending Guarantee Period. Surrender Charges and Market Value Adjustments will not apply to such transfers.

GUARANTEE PERIODS

We offer Guarantee Periods of 5, 7 and 10 years. From time to time, we may offer Guarantee Periods of other durations. We also reserve the right to cease offering a particular Guarantee Period or Periods.

At the time the Certificate is issued, the Certificate Owner elects an Initial Guarantee Period from among the durations then being offered by us. The Guarantee Period elected applies to all Divisions of the Separate Account for a Certificate. Only one Guarantee Period will be in effect at any one time for any Certificate.

Upon the expiry of a Guarantee Period (the Guarantee Period Maturity Date), a subsequent Guarantee Period will begin. Guarantee Period Maturity Dates will always coincide with a Certificate Anniversary. A Certificate's Initial Guarantee Period Maturity Date applies to all installment payments received for that Certificate. Each subsequent Guarantee Period will be the same length as the previous Guarantee Period, unless: a) the Certificate Owner elects a different duration from among those then being offered by us; or b) the new Guarantee Period would extend beyond the Annuity Commencement Date then in effect. If the period remaining from the expiry of the previous Guarantee Period to the Annuity Commencement Date is less than the period elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered.

We will notify each Certificate Owner prior to the Guarantee Period Maturity Date of the options for renewal. In order to elect a different Guarantee Period, the Certificate Owner must notify us in writing before the Maturity Date of the Guarantee Period then ending. A Certificate Owner may not select a Guarantee Period that would extend beyond the Annuity Commencement Date then in effect.

CERTIFICATE ACCUMULATION VALUE

A Certificate's Accumulation Value is the sum of the Accumulation Value in each of the Separate Account Divisions.

GA-MA-1100

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     HOW WE MEASURE A CERTIFICATE'S ACCUMULATION VALUE (continued) --------------------------------------------------------------------------------

INTEREST DIVISION ACCUMULATION VALUE

The Accumulation Value in the Interest Division on the Certificate Date is the premium allocated to the Division. Thereafter, the Interest Division Accumulation Value equals the Accumulation Value on the Certificate Date, plus any premium installments allocated to the Division, plus or minus any transfers, less Gross Withdrawals, accumulated with interest.

The rate of interest will be as we declare. An Initial Interest Rate will be declared at the time a Certificate is issued and applies to the Initial Guarantee Period and, if the premium is paid in installments, to the first installment only. Different interest rates may apply to each subsequent Guarantee Period or premium installment as declared by us at the beginning of the Guarantee Period or at the time the installment payment is received by us. Interest will be credited daily at a rate to yield the declared annual Interest Rate.

In case of surrender, withdrawal or transfer, interest will be credited on the portion of the Accumulation Value surrendered, withdrawn or transferred up to the date the surrender, withdrawal or transfer is requested. Accumulation Value at any date within a Certificate Year will be determined by us with allowance for the time elapsed in the Certificate Year.

TERM INDEXED DIVISION ACCUMULATION VALUE

Accumulation Value at the Beginning of Each Guarantee Period

In the Initial Guarantee Period, the beginning Accumulation Value equals the premium allocated to the Division. In all subsequent Guarantee Periods, the beginning Accumulation Value equals the Accumulation Value as of the end of the prior Guarantee Period, less Gross Withdrawals taken on the Maturity Date of the prior Guarantee Period, plus or minus any transfers.

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Accumulation Value During Each Guarantee Period

During the Initial Guarantee Period, the Accumulation Value equals the sum of all premium installments allocated to the Division, less Gross Withdrawals. During subsequent Guarantee Periods, the Accumulation Value equals the beginning Accumulation Value less Gross Withdrawals

Accumulation Value at the End of Each Guarantee Period

At the end of the Initial Guarantee Period, the Accumulation Value, calculated on the Maturity Date equals the greater of: (1) The sum of all premium installments allocated to the Division, less Gross Withdrawals, multiplied by (1 + the Index Return) calculated separately for each premium installment; or (2) he Minimum Guaranteed Value.

At the end of all subsequent Guarantee Periods, the Accumulation Value, calculated on the Maturity Date, equals the greater of:

(1) The beginning Accumulation Value, less Gross Withdrawals, multiplied by (1 + the Index Return); or (2) The Minimum Guaranteed Value.

Amounts surrendered or withdrawn prior to the end of the Guarantee Period do not participate in the Index Return during that Guarantee Period.

Minimum Guaranteed Value

During the Initial Guarantee Period, the Term Indexed Division Minimum Guaranteed Value equals:

(1) 90% of the premium allocated to the Division; plus
(2) Accrued interest as declared by us; minus
(3) Net Withdrawals.

For any subsequent Guarantee Period, the Term Indexed Division Minimum Guaranteed Value equals:

(1) 90% of the Division's beginning Accumulation Value for that Guarantee Period; plus (2) Accrued interest as declared by us; minus (3) Net Withdrawals.

GA-MA-1100

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     HOW WE MEASURE A CERTIFICATE'S ACCUMULATION VALUE (continued) --------------------------------------------------------------------------------

TERM INDEXED DIVISION ACCUMULATION VALUE (CONT'D)

The interest rate used in calculating the Term Indexed Division Minimum Guaranteed Value is declared at the time a Certificate is issued and is guaranteed for all premium installments and all Guarantee Periods.

Index Return

The Index Return for the Term Indexed Division is equal to (a x b) where:

a is the Division's Index Growth, as described below, but not less than 0; and b is the Participation Rate for the Guarantee Period elected.

The Participation Rate declared at the time a Certificate is issued applies to the Initial Guarantee Period and, if the premium is paid in installments, to the first installment payment only. Different Participation Rates may apply to each subsequent Guarantee Period or premium installment as declared by us at the beginning of the Guarantee Period or at the time the installment payment is received by us.

Index Growth

For the Initial Guarantee Period, the Division's Index Growth is calculated on the Guarantee Period Maturity Date separately for each premium installment and equals a minus b divided by b where:

a is the average of the S & P 500 Index Values determined on the same date in each month of the last Certificate Year in the Guarantee Period as the Certificate Date; and b is the S & P 500 Index Value on the date the premium installment is received by us.

For all subsequent Guarantee Periods, the Division's Index Growth is calculated on the Guarantee Period Maturity Date and equals a minus b divided by b where: a is the average of the S & P 500 Index Values determined on the same date in each month of the last Certificate Year in the Guarantee Period as the Certificate Date; and

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b is the S & P 500 Index Value on first day of the Guarantee Period.

If there is no such corresponding date, the last day of the month is used. If any date falls on a day the New York Stock Exchange is not open, the S&P 500 Index will be determined as of the next business day.

ANNUAL INDEXED DIVISION ACCUMULATION VALUE

Accumulation Value at the Beginning of Each Certificate Year

In the first Certificate Year, the beginning Accumulation Value equals the premium allocated to the Division. In all subsequent Certificate Years, the beginning Accumulation Value equals the Accumulation Value as of the end of the prior Certificate Year, less Gross Withdrawals as of the Certificate Anniversary, plus or minus any transfers, if applicable.

(See "Transfers," p. 8.)

Accumulation Value During Each Certificate Year

During the first Certificate Year, the Accumulation Value equals the sum of all premium installments allocated to the Division, less Gross Withdrawals. During subsequent Certificate Years, the Accumulation Value equals the beginning Accumulation Value, less Gross Withdrawals.

Accumulation Value at the End of Each Certificate Year

At the end of the first Certificate Year, the Accumulation Value, calculated on the Certificate Anniversary, equals the sum of all premium installments allocated to the Division, multiplied by (1 + the Index Return), calculated separately for each premium installment. At the end of all subsequent Certificate Years, the Accumulation Value calculated on the Certificate Anniversary, equals the beginning Accumulation Value, less Gross Withdrawals, multiplied by (1 + the Index Return). However, if on the Guarantee Period Maturity Date, the Minimum Guaranteed Value exceeds the Accumulation Value, the ending Accumulation Value for that Certificate Year/Guarantee Period is set equal to the Minimum Guaranteed Value.

Amounts surrendered or withdrawn prior to the end of each Certificate Year do not participate in the Index Return during that Certificate Year.

GA-MA-1100

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     HOW WE MEASURE A CERTIFICATE'S ACCUMULATION VALUE (continued) --------------------------------------------------------------------------------

ANNUAL INDEXED DIVISION ACCUMULATION VALUE (CONT'D)

Minimum Guaranteed Value

During the Initial Guarantee Period, the Annual Indexed Division Minimum Guaranteed Value equals:

(1)	90% of the premium allocated to the Division; plus
(2)	Accrued interest as declared by us; minus
(3)	Net Withdrawals.

For any subsequent Guarantee Period, the Annual Indexed Division Minimum Guaranteed Value equals:

(1)	90% of the Division's beginning Accumulation Value for that Guarantee Period; plus
(2)	Accrued interest as declared by us; minus
(3)	Net Withdrawals.

The interest rate used in calculating the Annual Indexed Division Minimum Guaranteed Value is declared at the time a Certificate is issued and is guaranteed for all premium installments and all Guarantee Periods.

Index Return

The Index Return for the Annual Indexed Division is calculated annually on the Certificate Anniversary and is equal to the lesser of (a x b) or c where:

a is the Division's Index Growth, as described below, but not less than 0; b is the Participation Rate for the Certificate Year then ending; and c is Index Return Maximum for the Certificate Year then ending.

The Participation Rate and the Index Return Maximum declared at the time a Certificate is issued applies to the first Certificate Year and, if the premium is paid in installments, to the first installment payment only. Different Participation Rates and Index Return Maximums may apply to each subsequent Certificate Year or premium installment as declared by us at the beginning of the Certificate Year or at the time the installment payment is received by us.

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However, the Annual Indexed Division's Participation Rate will never be less than 50% and the Index Return Maximum will never be less than 8%.

Index Growth

For the first Certificate Year, the Division's Index Growth is calculated separately for each premium payment, and equals a minus b divided by b where: a is the average of the S & P 500 Index Values determined on the same date in each month of the Certificate Year as the Certificate Date; and b is the S & P 500 Index Value on the date the premium payment is received by us.

For all subsequent Certificate Years, the Division's Index Growth is calculated for the Certificate Year and equals a minus b divided by b where: a is the average of the S & P 500 Index Values determined on the same date in each month of the Certificate Year as the Certificate Date; and b is the S & P 500 Index Value on first day of the Certificate Year.

If there is no such corresponding date, the last day of the month is used. If any date falls on a day the New York Stock Exchange is not open, the S&P 500 Index will be determined as of the next business day.

MARKET VALUE ADJUSTMENT

A Market Value Adjustment (MVA) will be applied to Excess Partial Withdrawals, Surrenders and Accumulation Value applied to an Income Plan other than on, or during the 30-day period immediately prior to, a Guarantee Period Maturity Date. During the Initial Guarantee Period, the MVA applies to, and will be calculated separately for, each premium installment payment, if any.

GA-MA-1100

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     HOW WE MEASURE A CERTIFICATE'S ACCUMULATION VALUE (continued) --------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT (CONT'D)

Market Value Adjustments will be applied as follows:

(1) The Market Value Adjustment will be applied to the amount withdrawn or applied before deduction of any applicable Surrender Charge.

(2) For a Partial Withdrawal, or in the case where a portion of an allocation is applied to an Income Plan, the Market Value Adjustment will be calculated on the total amount that must be withdrawn or applied to an Income Plan in order to provide the amount requested.

The Market Value Adjustment is determined by multiplying the amount of the Accumulation Value withdrawn or applied to an Income Plan by the following factor:

	(1	+	I	)	N/365
----------------
( 1	+	J + .0050)				- 1

Where I is the MVA Index Rate on the first day of the applicable Guarantee Period, or during the Initial Guarantee Period only, on the date the premium installment payment, if any, is received by us: J is the Index Rate for Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation.

MVA INDEX RATE

The MVA Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method.

We currently set the MVA Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

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     CERTIFICATE OWNER BENEFITS --------------------------------------------------------------------------------

While a Certificate is in effect, the Certificate Owner has important rights and benefits. We discuss these rights and benefits in this section.

NO SURRENDER CHARGE OR MARKET VALUE ADJUSTMENT IS ASSESSED ON SURRENDERS OR WITHDRAWALS DURING THE 30-DAY PERIOD IMMEDIATELY PRIOR TO THE MATURITY DATE OF ANY GUARANTEE PERIOD, PROVIDED WRITTEN NOTICE OF SURRENDER OR WITHDRAWAL IS RECEIVED IN OUR CUSTOMER SERVICE CENTER BEFORE THE END OF SUCH 30-DAY PERIOD. SURRENDER CHARGES AND THE MARKET VALUE ADJUSTMENT APPLY TO EACH SUBSEQUENT GUARANTEE PERIOD. SURRENDER CHARGES FOR EACH SUBSEQUENT GUARANTEE PERIOD START AT 8% FOR THE FIRST YEAR, THEN DECREASE BY 1% PER YEAR BEGINNING IN YEAR 2 UNTIL THE MATURITY DATE OF THAT GUARANTEE PERIOD.

CASH SURRENDER VALUE BENEFIT

On or prior to the commencement of Annuity Income Payments if the Annuitant is living, a Certificate Owner may surrender the Certificate to us. To do this, the Certificate must be returned with a signed request for cancellation to our Customer Service Center. We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the "Payments We May Defer" provision.

The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Certificate and the Certificate Owner's signed request in our Customer Service Center. All benefits under the Certificate will then end.

A Certificate's Cash Surrender Value, while the Annuitant is living and on or before the Annuity Commencement Date, is equal to the sum of the Cash Surrender Value in each of the Divisions of the Separate Account.

In lieu of a lump sum payment, at the time of surrender, a Certificate Owner may elect to have the Cash Surrender Value paid under an Annuity Option.

Interest Division Cash Surrender Value

The Cash Surrender Value for the Interest Division is equal to the Division's Accumulation Value, adjusted for any applicable Market Value Adjustment, less any Surrender Charges or other charges that have been incurred but not yet deducted, including any applicable Premium Tax.

Term Indexed Division Cash Surrender Value

The Cash Surrender Value for the Term Indexed Division is equal to the greater of a and b minus c where:

a is the Division's Accumulation Value, adjusted for any applicable Market Value Adjustment less any Surrender Charges; b is the Division's Minimum Guaranteed Value, adjusted for any applicable Market Value Adjustment; and c is any other charges that have been incurred but not yet deducted, including any applicable Premium Tax.

Amounts surrendered or withdrawn prior to the end of the Guarantee Period do not participate in the Index Return during the Guarantee Period.

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     CERTIFICATE OWNER BENEFITS (continued) --------------------------------------------------------------------------------

CASH SURRENDER VALUE BENEFIT (CONT'D)

Annual Indexed Division Cash Surrender Value

The Cash Surrender Value for the Annual Indexed Division is equal to the greater of a and b minus c where:

a is the Division's Accumulation Value, adjusted for any applicable Market Value Adjustment less any Surrender Charges;

b s the Division's Minimum Guaranteed Value, adjusted for any applicable Market Value Adjustment; and

c is any other charges that have been incurred but not yet deducted, including any applicable Premium Tax.

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Amounts surrendered or withdrawn prior to the end of each Certificate Year do not participate in the Index Return during that Certificate Year.

PARTIAL WITHDRAWAL OPTION

A Certificate Owner may make a Partial Withdrawal at any time by giving written notice to us. Unless otherwise specified, any withdrawals will be taken first from the Interest Division, then the Annual Interest Division and then the Term Index Division. The maximum amount that can be withdrawn each Certificate Year without being considered an Excess Partial Withdrawal is described below. Excess Partial Withdrawals taken at any time other than during the 30-day period immediately prior to a Guarantee Period Maturity Date are subject to a Surrender Charge and Market Value Adjustment, as well as a deduction of any Premium Taxes not previously paid. The minimum Partial Withdrawal amount is $100. In no event may a Partial Withdrawal be greater than 90% of the Certificate's Cash Surrender Value. After a Partial Withdrawal, the remaining Cash Surrender Value must be at least $1000 to keep the Certificate in force.

To determine the Surrender Charge on Excess Partial Withdrawals, the withdrawals will occur in the following order:

(1)	The Free Amount.
(2)	Any remaining Accumulation Value.

The Free Amount

If a Certificate is surrendered at any time other than during the 30-day period immediately preceding a Guarantee Period Maturity Date, any withdrawal during the same Certificate Year will be considered an Excess Partial Withdrawal. Subject to this limitation, during the first Certificate Year, Systematic Partial Withdrawals of interest earned in the Interest Division may be taken without being considered an Excess Partial Withdrawal. In each Certificate Year thereafter, up to 10% of the Certificate's total Accumulation Value, determined as of the date of withdrawal, may be withdrawn from any one or any combination of the Divisions without being considered an Excess Partial Withdrawal.

Systematic Partial Withdrawals

Systematic Partial Withdrawals may be elected to commence after 28 days from the Certificate Issue Date and may be taken on a monthly, quarterly or annual basis. The Certificate Owner selects the day withdrawals will be made, but no later than the 28th day of the month. If a day is not elected, the Certificate Date will be used.

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     CERTIFICATE OWNER BENEFITS (continued) --------------------------------------------------------------------------------

PARTIAL WITHDRAWAL OPTION (CONT'D)

Partial Withdrawals to Meet Minimum Distribution Requirements for Qualified Plans Partial Withdrawals may be taken from a Certificate issued as a Qualified Plan to meet Required Minimum Distribution Requirements on a monthly, quarterly or annual basis. A minimum withdrawal of $100.00 is required. The Certificate Owner selects the day the withdrawals will be made, but no later than the 28th day of the month. If a day is not elected, the Certificate Date will be used. No Surrender Charge will be assessed on Required Minimum Distribution Withdrawals; however, withdrawals in excess of the Free Amount will be subject to a Market Value Adjustment.

Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same Certificate Year. Systematic Partial Withdrawals and Conventional Partial Withdrawals are not allowed when Required Minimum Distribution Withdrawals are being taken.

PROCEEDS PAYABLE TO THE BENEFICIARY

If a Certificate Owner dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit, calculated as of the date of death. The Death Benefit varies by Division. The Death Benefit for the Interest Division and the Annual Indexed Division is equal to the Division Accumulation Value. The Death Benefit for the Term Indexed Division is equal to the greater of:

(1) The Term Indexed Division's Minimum Guaranteed Value; and

(2) The Term Indexed Division's Accumulation Value calculated using the Index Return as of the prior certificate Anniversary. For purposes of this

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calculation, the S&P 500 Index Value as of the prior Certificate Anniversary is used as the ending value in determining the Index Growth.

The Certificate Death Benefit is equal to the sum of each Division's Death Benefit. No Surrender Charge or Market Value Adjustment will be applied. If there are Joint Certificate Owners and any Certificate Owner dies, we will pay the surviving Certificate Owner(s) the Death Benefit. We will pay the amount on receipt of due proof of the Certificate Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or, while the Certificate is in effect and before the Annuity Commencement Date, the Certificate Owner may choose one or more Annuity Options for the payment of Death Benefit proceeds. If, at the time of the Certificate Owners death, no Option has been chosen for paying the Death Benefit proceeds, the Beneficiary may choose an Option within one year.

When the Certificate Owner (or all Certificate Owners where there are Joint Certificate Owners) is not an individual, the Death Benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one Death Benefit is payable under a Certificate. In all events, distributions under the Certificate must be made as required by applicable law

Spousal Continuation upon Death of Certificate Owner

If at the Certificate Owner's death, the surviving spouse of the deceased Certificate Owner is the Beneficiary, then such surviving spouse may elect to continue the Certificate as their own, pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of the U.S. Treasury Department rules for Qualified Plans.

How to Claim Payments to Beneficiary

We must receive proof of a Certificate Owner's (or the Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the Death Benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

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     CHOOSING AN INCOME PLAN --------------------------------------------------------------------------------

ANNUITY BENEFITS

If the Certificate Owner and the Annuitant are living on the Annuity Commencement Date, we will begin making payments to the Certificate Owner. We will make these payments under the Annuity Option (or Options) elected by the Certificate Owner. The Certificate Owner may elect to apply any portion of the Accumulation Value (minus any applicable premium tax) to any Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. If, on the Annuity Commencement Date, a Surrender Charge remains, the elected Annuity Option must include a Period Certain of at least five years duration. If no Annuity Option has been elected by the Required Annuity Commencement Date shown in the Schedule, payments will be made under Option 2 on a 10-year Period Certain basis. The amount of the payments will be determined by applying the Accumulation Value adjusted by a Market Value Adjustment, if applicable, on the Annuity Commencement Date in accordance with the Annuity Options section below (see "Payments We May Defer"). A Market Value Adjustment may apply if the Annuity Commencement Date is other than on, or during the 30-day period prior to, a Guarantee Period Maturity Date. Any Surrender Charges otherwise applicable will be waived.

For each Option we will issue a separate written agreement putting the Option into effect.

Our approval is needed for any Option where:

(1) the person named to receive payment is other than the Certificate Owner or the Beneficiary; or

(2) the person named is not a natural person, such as a corporation; or

(3) any income payment would be less than the minimum annuity income payment stated below (See "Frequency Selection").

Before we pay any Annuity Benefits, we require the return of the Certificate. If the Certificate has been lost, we require the applicable lost Certificate form.

ANNUITY COMMENCEMENT DATE SELECTION

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The Certificate Owner selects the Annuity Commencement Date. Any date following the first Certificate Anniversary may be elected. Distributions from a Certificate funding a Qualified Plan must commence no later than April 1st of the calendar year following the calendar year in which the Certificate Owner attains age 70 1/2. Otherwise, the Annuity Commencement Date may be no later than the same date as the Certificate Date in the month following the later of the Annuitant's 90th birthday or the 10th Certificate Anniversary. In applying the Accumulation Value, we may first collect any Premium Taxes due us.

On the Annuity Commencement Date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed 100. If the Certificate Owner does not select a date, the Annuity Commencement Date will be in the month following the later of the Annuitant's 90th birthday or the 10th Certificate Anniversary.

FREQUENCY SELECTION

The Certificate Owner may choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice, the payments will be made monthly. However, the minimum monthly annuity income payment that we will make is $50. The minimum total income payments in any one year is $250. We have the right to increase these minimums based upon increases reflected in the Consumer Price Index - Urban (CPI-U) since July 1, 1993. If the Annuity Option or frequency of payments elected do not meet these minimums, we have the right to make payments at such frequency as necessary to meet these minimum requirements.

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     CHOOSING AN INCOME PLAN (continued) --------------------------------------------------------------------------------

THE ANNUITY OPTIONS

There are four Options to choose from. They are:

Option 1. Income for a Fixed Period

Payment is made in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the Income for Fixed Period amount shown in the Schedule. Values for annual, semiannual or quarterly payments are available on request.

Option 2. Income for Life

Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain are available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death.

We guarantee each payment will be at least the amount shown in the Schedule. By age, we mean the named person's age on his or her nearest birthday before the Option's effective date. Amounts for ages not shown are available on request.

Option 3. Joint Life Income

This Option is available if there are two persons named to receive payments. At least one of the persons named must be either the Certificate Owner or Beneficiary. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. The monthly payment amounts are available upon request. Such amounts are guaranteed and will be calculated on the same basis as the Table for Income for Life, however, the amounts will be based on two lives.

Option 4. Annuity Plan

Payment may be made under any other method mutually agreed upon by the Certificate Owner and us.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided by the Option agreement. The amounts still due are determined as follows:

(1) For Option 1 or for any remaining guaranteed payments in Option 2, payments will be continued.

(2) For Option 3, no amounts are payable after both named persons have died.

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GA-MA-1100

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     OTHER IMPORTANT INFORMATION --------------------------------------------------------------------------------

ENTIRE CONTRACT

This Contract, including any attached Riders, endorsements, amendments and the application of the Contractholder, constitute the entire contract between the Contractholder and us. All statements made by the Contractholder, any Certificate Owner or any Annuitant will be deemed representations and not warranties.

SENDING NOTICE TO US

Any written notice or request should be sent to our Customer Service Center.

REPORTS TO CERTIFICATE OWNERS

We will send each Certificate Owner a report at least once during each Certificate Year. The report will show the Certificate's Accumulation Value and the Cash Surrender Value as of the Report Date. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Certificate is delivered.

ASSIGNMENT - USING A CERTIFICATE AS COLLATERAL SECURITY

A Certificate Owner may assign the Certificate as collateral security for a loan or other obligation. This does not change the Certificate's ownership. The Certificate Owner's rights and any Beneficiary's rights are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CHANGING THIS CONTRACT

This Contract or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

CONTRACT CHANGES - APPLICABLE TAX LAW

We reserve the right to make changes in this Contract or its Riders to the extent we deem it necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Certificates that are affected. The Contractholder and each Certificate Owner will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

If an age or sex has been misstated, the amounts payable or benefits provided by this Contract will be those that the Premium Payment made would have bought at the correct age or sex.

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     OTHER IMPORTANT INFORMATION (continued) --------------------------------------------------------------------------------

NON-PARTICIPATING

Neither this Contract, nor Certificates issued hereunder, participate in our divisible surplus.

CONTESTABILITY

Certificates issued under this Contract are incontestable from their date of issue.

PAYMENTS WE MAY DEFER

We may, at any time, defer payment of a Certificate's Cash Surrender Value for

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up to six months after we receive a request for it. We will allow interest of at least 3.00% a year or greater if required by state law, on any Cash Surrender deferred 30 days or more.

AUTHORITY TO MAKE AGREEMENTS

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:

(1) Change any of this Contract's terms;
(2) Extend the time for Premium Payments; or
(3) Make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

We have filed a detailed statement of our computations with the insurance supervisory official in the appropriate jurisdiction. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached Optional Benefit Rider will not increase these values unless otherwise stated in that Rider.

FACILITY OF PAYMENT

If no Beneficiary is named, we reserve the right to pay an amount not to exceed $2,000 to any person we determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of a Certificate Owner.

CONFORMITY WITH LAW

If any provision of this Contract is contrary to any law to which it is subject, such provision is considered amended to conform to such law.

RECORDS

The Contractholder will furnish us information relative to this Contract as we may require to administer it. Such records, which in our opinion have a bearing on this Contract, will be open to us for inspection at all reasonable times.

CERTIFICATE OWNER'S RIGHT TO EXAMINE THE CERTIFICATE

A Certificate Owner may return the Certificate to us or the agent through whom it was purchased within 10 days of receipt (or other period provided by law). If so returned, we will promptly refund the Accumulation Value, adjusted for any Market Value Adjustment, plus any charges deducted (or other amount as provided by law) as of the date the returned Certificate is received by us.

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SINGLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY GROUP MASTER CONTRACT - NO DIVIDENDS

Annuity Benefit payable at Annuity Commencement Date. Death Benefit payable in the event of the Certificate Owner's death prior to the Commencement Date. Cash Surrender Values are based on a Market Value Adjustment formula if the Certificate is held for a period less than the currently elected Guarantee Period. Cash Surrender Values may increase or decrease based on the Market Value Adjustment Formula. Equity Index premium allocation option.

GA-MA-1100

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